Exhibit 10.1
SETTLEMENT AGREEMENT AND GENERAL
WAIVER OF ALL RIGHTS AND CLAIMS
     This Settlement Agreement and General Waiver of All Rights and Claims (the “Agreement”), by and between Tecumseh Products Company (the “Company”) and Edwin L. Buker (“Buker”), is made effective pursuant to the terms of this Agreement.
     WHEREAS, the Company employed Buker pursuant to an Employment Agreement dated August 1, 2007 (the “Employment Agreement”) as amended by a First Amendment to Employment Agreement (the “First Amendment”) and a Letter Agreement dated November 20, 2008 (the “Letter Agreement”) (collectively, the Employment Agreement, First Amendment and Letter Agreement will be referenced as the “Employment Agreements”);
     WHEREAS, Buker’s employment with the Company has terminated;
     WHEREAS, the Company filed a Complaint in the Circuit Court for Lenawee County related to the Employment Agreements (the “Litigation”) asserting various claims;
     WHEREAS, the Company and the Buker desire to enter into a written agreement regarding the termination of Buker’s employment, and to reach a full, final and complete resolution of the Litigation as it relates to them, without adjudication of issues of fact or law, and without any admission of any liability or wrongdoing by any party;
     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the undersigned agree as follows:
     1. Termination Payment. The Company shall pay $2,590,000.00 to Buker within fifteen (15) days of the Effective Date by wire transfer or a check made payable to “Edwin L. Buker”.
     2. Dismissal of the Litigation. The Company shall cause the Litigation to be dismissed without prejudice upon full execution of this Agreement, subject to reinstatement should Buker revoke his acceptance of this Agreement as provided in Section 8 of this Agreement. If Buker does not revoke this Agreement as provided for in Section 8 herein, then the Company agrees and covenants that (a) the Litigation is forever terminated; (b) the Litigation shall not be-refiled or pursued in any manner by the Company or any of its affiliates; and (c) that the claims asserted in the Litigation (along with all other claims as more fully described in paragraph 3(d) herein) are forever released and discharged. The Company further agrees that, upon this Agreement being fully executed and unless Buker revokes the Agreement and except as required by the federal securities laws or other applicable law, neither the Company or anyone acting on its behalf or at its direction (including all members of its Board of Directors) will distribute or disseminate the complaint filed in the Litigation (or any other documents related to the Litigation) to any third party or any member of the general public.

     3. Releases.
          3(a) For and in consideration of the above, Buker releases the Company and all present and former directors, officers, members, shareholders, agents, representatives, attorneys, affiliated and related entities, employees, successors and assigns of the Company (the “Released Parties”), from any liability relating to all Claims and Rights as defined in this Section 3 of the Agreement.
          3(b) Buker further covenants that he will not pursue or allege any Claims or Rights against the Released Parties in violation of this Agreement. Buker acknowledges and agrees that he is surrendering and releasing any and all rights he may have to sue the Released Parties related to, in any way, his employment with the Company or the termination of such employment. Buker also acknowledges and agrees that the release of all Claims and Rights is an essential and material term of this Agreement and that without such release the Company would not have agreed to the terms of this Agreement.
          3(c) For purposes of this Agreement, the term “Claims and Rights” means:
               (i) all manners of action and causes of action, charges, claims, complaints, demands, liabilities, losses, damages, costs or expenses (including related attorneys’ fees) of any kind whatsoever, known or unknown, suspected or unsuspected, that Buker may now have or has ever had against any of the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the Effective Date, including any manner of action or causes of action, charges, claims, complaints, demands, liabilities, losses, damages, costs or expenses relating to the Employment Agreements, Buker’s employment with the Company or the termination thereof;
               (ii) to the extent permitted by law, Claims and Rights include, without limitation, any wrongful discharge claim, any claim relating to any contract of employment, whether express or implied, any claim for or relating to compensation, any retirement or 401(k) plan administered by the Company or the management, thereof, any right or benefit under any employee benefit or compensation plan or arrangement, any claim for defamation, invasion or privacy, misrepresentation, fraud, infliction of emotional distress, any claim of breach of covenant of good faith and fair dealing, or any other claim relating in any way to Buker’s employment relationship with the Company or its termination;
               (iii) any claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974 (all of these may have been amended), the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, any claims and rights to any Company payment of group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 and any similar State law (“COBRA”), including, but not limited to, any right for any Company payment of any portion of any applicable COBRA premiums, and any other applicable federal, state, or local laws, ordinances and regulations, including those relating to discrimination to the extent permitted by law. The foregoing shall not discharge the Company’s obligations under this Agreement or with respect to Buker’s vested 401(k) benefits, if any; and
               (iv) Claims and Rights also include any rights or claims with respect to stock appreciation rights, phantom shares, or stock options (whether or not vested) which are all hereby fully terminated and of no further force and effect.
          3(d) For and in consideration of the above, the Company releases and discharges Buker from any liability relating to all manners of action and causes of action, charges, claims, complaints, demands, liabilities, losses, damages, costs or expenses (including related attorneys’ fees) of any kind whatsoever, known or unknown, suspected or unsuspected, that the Company may now have or has ever had against Buker by reason of any act, omission, transaction, or event occurring up to and including the Effective Date, including any manner of action or causes of action, charges, claims, complaints, demands, liabilities, losses, damages, costs or expenses relating to the Litigation, Buker’s employment with the Company or the termination thereof.
     4. No Current Claims.
          4(a) Buker. Buker represents that he has not filed any complaints, claims, or actions against any of the Released Parties with any federal, state or local court or governmental agency, or any demands for arbitration. Buker further agrees not to bring, continue or maintain any claim or legal proceeding against any of the Released Parties before any court, governmental agency or other forum by reason of any matters hereby released. If any court, governmental agency or other forum already has or assumes jurisdiction of any complaint, claim, action or demand for arbitration, against any of the Released Parties, Buker will immediately direct that court, governmental agency or other forum to dismiss the matter with prejudice. Buker further agrees that should any complaints, claims, actions or demands for arbitration be filed hereafter on his behalf by any federal, state or local agency or by any other person or entity, that he will immediately withdraw with prejudice, or cause to be withdrawn with prejudice, or dismiss with prejudice, or cause to be dismissed with prejudice, any such complaints, claims, actions or demands for arbitration filed against the Company. Buker agrees not to authorize any other person or entity, including any governmental agency, to seek individual remedies for him against the Company through administrative or legal proceedings.
          4(b) Company. The Company acknowledges that, except for the Litigation, it has not filed any other lawsuit or other action against Buker and has not commenced any administrative proceeding or complaint against Buker. Unless this Agreement is revoked, (i) the Company further agrees not to bring, continue or maintain any claim or legal proceeding against Buker before any court, governmental agency or other forum by reason of any matters hereby released; and (ii) the Company further agrees not to authorize any other person or entity, including any governmental agency, to seek individual remedies for him against the Company through administrative or legal proceedings. The Company warrants and covenants that there has been no assignment or transfer of any of the claims that are being released by way of paragraph 3(d) and that the Company has the authority to agree to the release contained in paragraph 3(d). The Company specifically acknowledges that this Agreement and its terms have been authorized by its Board of Directors and that the Company has the authority and ability to enter into this Agreement.
     5. Non-Admission of Liability. The parties acknowledge that this Agreement is entered into based upon the resolution of disputed claims and that the parties deny liability on the claims asserted against them. This Agreement shall not be evidence of any wrongdoing of any nature whatsoever by any of the parties.
     6. Mutual Nondisparagement. Buker will not disparage the Company, its officers, directors, and shareholders or its products and services in a negative, derogatory, or unflattering manner. Under no circumstances may Buker disclose to any member of the public, including the media, any material, negative or detrimental information relating to the Company or its products or services or any information that is otherwise confidential information of the Company. This provision does not preclude Buker from complying with any lawfully issued subpoena or court order. The Company (including its Directors and Officers) agree that they will not collectively or individually disparage Buker (either personally or in connection with his employment at Company). This provision does not preclude the Company or its Directors and Officers from complying with the federal securities laws or other applicable laws or legal process.
     7. Indemnification Agreement. It is explicitly agreed that nothing in this Agreement (including the releases contained herein) is intended to or shall affect any indemnity obligation of the Company to Buker, which shall remain in full force and effect in accordance with its terms. The Company specifically agrees that whatever rights of indemnification Buker has or had prior to the execution of this Agreement shall not be affected or altered in any way by the terms herein.
     8. Time Period to Accept Agreement. Buker has twenty-one (21) days to review the terms of this Agreement and has been advised to consult with counsel of his choice regarding the terms of this Agreement. By executing this Agreement, Buker acknowledges that he has been advised by his counsel of choice, he has had adequate opportunity to consult with counsel of choice, and that he has entered into this Agreement freely and without coercion. Buker may revoke this Agreement up to seven (7) days after signing it (the “Revocation Period”). To be effective, the revocation must be in writing and received by the person who executed this Agreement on the Company’s behalf. If the Agreement is not revoked within the Revocation Period, it shall be fully enforceable without any further affirmative action by either party. This Agreement does not become effective until the Revocation Period has expired (the “Effective Date”). Between the date of execution of this Agreement and the Effective Date or one day after Buker revokes this Agreement whichever is earlier, neither party shall file any lawsuit or any proceeding of any nature relating to the subject matter of this Agreement.
     9. No Assignment of Claims. Buker represents and warrants that he has: (a) the sole right, title, and interest to the claims released under this Agreement, (b) not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim pursuant to this Agreement, and (c) not assigned or transferred, nor purported to assign or transfer, to any person or entity, the right to the monies, in whole or in part, being paid pursuant to this Agreement.
     10. Resignation. Buker hereby confirms that he has resigned as an officer and director of the Company’s affiliated entities, and as a director of the Company.

     11. Miscellaneous.
          11(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.
          11(b) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.
          11(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          11(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement shall bind and inure to the benefit of and be enforceable by Buker and the Company, and their respective successors and assigns.
          11(d) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Buker.
          11(e) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against either party such that neither party shall be deemed to be drafter of this Agreement.
          11(f) Governing Law. This Settlement Agreement shall be governed and construed in accordance with Michigan law.
          11(g) Headings. The paragraph and section headings in this Agreement are inserted merely for the convenience of reference only and shall not be used to construe, affect or modify the terms of any paragraph or provision of this Agreement.
          11(h) Prevailing Party Recovers its Fees. The parties agree that in the event of any breach of this Agreement, the prevailing party shall recover its reasonable and necessary attorney’s fees and costs in connection with any suit to enforce or defend the enforcement of the terms of this Agreement.
{Signatures on following page}

     The parties have executed this Settlement Agreement and General Waiver of All Rights and Claims on the dates noted below.

TECUMSEH PRODUCTS COMPANY
By:	/s/ Zachary Savas
Zachary Savas
	Its:	Chairman of the Governance and Nominating Committee and Lead Director of the Board of Directors
Date: Oct. 5, 2009

EDWIN L. BUKER
/s/ Edwin L. Buker
Date: Oct. 5, 2009